Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs Global Infrastructure Fund

Name of Underwriter or
Dealer Purchased From: Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.;
Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Jefferies LLC; Piper Jaffray & Co.; Tudor, Pickering,
Holt & Co. Securities, Inc.

Name of Issuer:	Smart Sand Inc

Title of Security:	SMART SAND INC

Date of First Offering:	11/04/16

Dollar Amount Purchased:	25,069

Number of Shares or Par Value of Bonds Purchased:	2,279

Price Per Unit:	11.00

Resolution Approved:  	Approved at the February 16, 2017 Board Meeting.

Name of Fund:	Goldman Sachs Global Infrastructure Fund

Name of Underwriter or Dealer Purchased From:	J.P. Morgan Securities LLC

Names of Underwriting Syndicate Members:  Goldman, Sachs & Co.;
Barclays Capital Inc.; Canaccord Genuity Inc.; Capital One Securities, Inc.;
 Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC;
J.P. Morgan Securities LLC; Johnson Rice & Company L.L.C.;
KeyBanc Capital Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC;
Scotia Capital (USA) Inc.; Seaport Global Securities LLC; Stephens Inc.; SunTrust Robinson Humphrey, Inc.;
Tudor, Pickering, Holt & Co. Securities, Inc.

Name of Issuer:	Callon Petroleum Co

Title of Security:	CALLON PETROLEUM CO

Date of First Offering:	12/14/16

Dollar Amount Purchased:	4,264

Number of Shares or Par Value of Bonds Purchased:	260

Price Per Unit:	16.40

Resolution Approved:  	Approved at the February 16, 2017 Board Meeting.


Resolution adopted at the Meeting of the Board of Trustees on February 16, 2017.


RESOLVED, that, in reliance upon the written report provided by Goldman Sachs
 Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2016 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the Trusts) on behalf of their
Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).